Exhibit 99.1

Kennedy Wilson Europe Real Estate Limited Announces Results of its Tender Offer in respect of its EUR550,000,000 3.250 per cent. Notes due 2025
THIS ANNOUNCEMENT RELATES TO THE DISCLOSURE OF INFORMATION THAT
QUALIFIED OR MAY HAVE QUALIFIED AS INSIDE INFORMATION WITHIN THE MEANING
OF ARTICLE 7(1) OF THE MARKET ABUSE REGULATION (EU) 596/2014 AS IT FORMS PART
OF UNITED KINGDOM DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION
(WITHDRAWAL) ACT 2018 (EUWA).

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO OR TO ANY PERSON
LOCATED OR RESIDENT IN THE UNITED STATES OF AMERICA, ITS TERRITORIES AND
POSSESSIONS (INCLUDING PUERTO RICO, THE U.S. VIRGIN ISLANDS, GUAM, AMERICAN
SAMOA, WAKE ISLAND AND THE NORTHERN MARIANA ISLANDS), ANY STATE OF THE
UNITED STATES OF AMERICA OR THE DISTRICT OF COLUMBIA (the United States) OR TO
ANY U.S. PERSON (AS DEFINED IN REGULATION S OF THE UNITED STATES SECURITIES
ACT OF 1933, AS AMENDED (the Securities Act)) OR INTO ANY OTHER JURISDICTION
WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS
ANNOUNCEMENT.
11 November 2022. Kennedy Wilson Europe Real Estate Limited (the Offeror) announces today the results of its invitation to holders of its EUR550,000,000 3.250 per cent. Notes due 2025 (ISIN: XS1321149434)
(the Notes) to tender their Notes for purchase by the Offeror for cash (the Offer).

The Offer was announced on 4 November 2022, and was made on the terms and subject to the conditions contained in the tender offer memorandum dated 4 November 2022 (the Tender Offer Memorandum)
prepared by the Offeror. Capitalised terms used in this announcement but not defined have the meanings given to them in the Tender Offer Memorandum.

The Expiration Deadline for the Offer was 5.00 p.m. (CET) on 10 November 2022, with the Offeror having the discretion to accept for purchase any Notes tendered after such time.

A total of EUR75,000,000 in aggregate nominal amount of the Notes has been validly tendered for purchase pursuant to the Offer.

The Offeror announces that it has decided to set the Final Acceptance Amount at EUR75,000,000 in
aggregate nominal amount of Notes. Accordingly, the Offeror will accept for purchase all Notes validly tendered pursuant to the Offer with no pro rata scaling. Notes that have not been successfully tendered or accepted for purchase pursuant to the Offer will remain outstanding.

A summary of the results of the Offer appears below:

Description of the Notes	ISIN / Common Code	Final Acceptance Amount	Scaling Factor	Purchase Price
EUR550,000,000 3.250 per cent. Notes due 2025	XS1321149434 / 132114943	EUR75,000,000	N/A	82 per cent.
The Settlement Date in respect of those Notes accepted for purchase is expected to be 16 November 2022. Following settlement of the Offer, EUR475,000,000 in aggregate nominal amount of the Notes will remain outstanding.

J.P. Morgan Securities plc (Telephone: +44 20 7134 2468; Attention: Liability Management; Email: liability_management_EMEA@jpmorgan.com) is acting as Dealer Manager for the Offer and Kroll Issuer Services Limited (Telephone: +44 20 7704 0880; Attention: Thomas Choquet; Email: kennedywilson@is.kroll.com; Offer Website: https://deals.is.kroll.com/kennedywilson) is acting as Tender Agent.
This announcement is released by the Offeror and contains information that qualified or may have qualified as inside information for the purposes of Article 7 of the Market Abuse Regulation (EU) 596/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA (UK MAR), encompassing information relating to the Offer described above. For the purposes of UK MAR and the Implementing Technical Standards, this announcement is made by Padmini Singla, General Counsel, Europe of the Offeror.
LEI Number: 213800WIL553Z1T6DZ52
DISCLAIMER This announcement must be read in conjunction with the Tender Offer Memorandum. No offer or invitation to acquire any securities is being made pursuant to this announcement. The distribution of this announcement and/or the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement and/or the Tender Offer Memorandum comes are required by each of the Offeror, the Dealer Manager and the Tender Agent to inform themselves about, and to observe, any such restrictions. The Offer has now expired.